Exhibit 99.1

MMA Superstar Jorge “Gamebred” Masvidal Joins Safety Shot as Brand Ambassador

Agreement follows Safety Shot becoming ring sponsor for Gamebred Bareknuckle MMA matches viewed by millions

JUPITER, FL – October 16, 2023 – Safety Shot, Inc. (Nasdaq: SHOT) today announced it has entered an agreement with mixed martial arts (MMA) superstar Jorge Masvidal who will serve as a brand ambassador for Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity.

Widely recognized as a superstar in the MMA community, Masvidal competed professionally for 20 years from 2003 to 2023. He fought in the Ultimate Fighting Championship (UFC) where he holds the record for the fastest knockout in UFC history at 5 seconds and won the UFC BMF Championship belt. He has also fought in Bellator, Strikeforce, Shark Fights, and World Victory Road. Masvidal has a following of 3 million on Instagram and nearly 900,000 subscribers on YouTube.

Masvidal created Gambred Bareknuckle MMA promotion which holds matches viewed by millions. Safety Shot recently announced becoming a ring sponsor of the matches for the next 12 months.

Jorge Masvidal commented, “I’m proud to represent Safety Shot to our fans who follow me and Gamebred Bareknuckle. Our audience strives for maximum strength and they will benefit from Safety Shot, which clears the head and increases energy levels in people who drink alcohol and those who don’t.”

“We are super excited to extend our agreement with Gamebred Bareknuckle to include Jorge’s brand ambassadorship. He has earned the respect and admiration of millions and we welcome his support of Safety Shot,” stated Safety Shot’s CEO, Brian John.

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. The Company plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on X (formerly known as Twitter) and LinkedIn.

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Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Safety Shot Media Contact:

Phone: 561-244-7100

Email: investors@safetyshotholdings.com

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